Exhibit 99.1

Contacts:

Jerri Fuller Dickseski

(Media)

jerri.dickseski@hii-co.com

757-380-2341

Rick Wyatt (Bond Investors)

Rick.Wyatt@hii-co.com

757-380-2101

Dwayne Blake (Equity

Investors)

Dwayne.Blake@hii-co.com

757-380-2104

Huntington Ingalls Industries Announces

Successful Completion of Offering of 5.000% Senior Notes Due 2025

and Early Settlement of Its Previously Announced Tender Offer

NEWPORT NEWS, Va., Nov. 17, 2015—Huntington Ingalls Industries, Inc. (NYSE: HII) (the “Company”) announced today that it has completed its previously announced offering of $600 million in aggregate principal amount of its 5.000% Senior Notes due 2025 (the “Notes”).

The Notes are direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsubordinated and unsecured obligations. The Notes will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic subsidiaries that guarantees, and each of the Company’s wholly owned domestic subsidiaries that incurs, debt under the Company’s senior secured revolving credit agreement, or guarantees or incurs, debt in the future under any other credit facilities. The Notes are effectively subordinated to all of the Company’s secured obligations, to the extent of the value of the assets securing such obligations, and structurally subordinated to all the obligations, including trade payables, of any of the Company’s subsidiaries that do not guarantee the Notes.

The Company also announced today the early settlement of its previously announced tender offer and consent solicitation with respect to the Company’s outstanding 7.125% Senior Notes due 2021 (the “2021 Notes”), pursuant to its Offer to Purchase and Consent Solicitation Statement dated Nov. 2, 2015 (the “Offer to Purchase”). In accordance with the terms of the tender offer, the Company accepted for purchase $469.1 million in aggregate principal amount of 2021 Notes, or approximately 78.18% in principal amount of outstanding 2021 Notes, representing all such 2021 Notes that were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York time, on Nov. 16, 2015 (the “Consent Payment Date”). On Nov. 17, 2015, concurrently with the closing of the offering of the Notes, the Company purchased these tendered 2021 Notes. The tender offer will expire at 11:59 p.m., New York time, on Dec. 1, 2015, unless extended or earlier terminated by the Company.

Huntington Ingalls Industries

4101 Washington Ave.  ●  Newport News, VA 23607

http://newsroom.huntingtoningalls.com

As of the Consent Payment Date, holders of more than a majority of the outstanding 2021 Notes tendered their 2021 Notes and delivered the related consents to amend the indenture governing the 2021 Notes. As a result, the Company and the trustee under the indenture governing the 2021 Notes entered into a supplemental indenture that gives effect to the proposed amendments described in the Offer to Purchase, which modify that indenture to, among other things, reduce the notice requirement for optional redemptions and eliminate or modify substantially all of the restrictive covenants, certain events of default and other provisions in that indenture.

The supplemental indenture is binding on all holders of 2021 Notes, even those whose 2021 Notes were not purchased in the tender offer.

The Company used the net proceeds from the sale of the Notes and cash on hand to pay the consideration for the tender offer and consent solicitation, plus fees and expenses, and will use the remaining proceeds from the sale of the Notes and cash on hand to fund the redemption of untendered 2021 Notes.

The withdrawal deadline for the tender offer and consent solicitation has passed and any 2021 Notes tendered may only be withdrawn to the extent required by applicable law. The complete terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase. Requests for tender offer and consent solicitation documents may be directed to D.F. King & Co., Inc., the information agent, at the following address: 48 Wall Street, 22nd Floor, New York, N.Y. 10005. The information agent may be telephoned by banks and brokers at 212-269-5550 and by all others at 866-620-2538 or emailed at hii@dfking.com. The dealer managers for the tender offer and the solicitation agents for the consent solicitation are J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Questions regarding the tender offer and consent solicitation may be directed to the dealer managers and solicitation agents, J.P. Morgan Securities LLC, Attention: Liability Management Group, at 383 Madison Avenue, New York, New York 10179 and BofA Merrill Lynch, Attention: Debt Advisory, at 214 North Tryon Street, Charlotte, North Carolina 28255. J.P. Morgan Securities LLC may be telephoned at (212) 834-3617 or toll-free at (866) 834-4666. BofA Merrill Lynch may be telephoned at (980) 387-9534 or toll-free at (888) 292-0070.

The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and there shall not be any offer to sell, solicitation of an offer to buy or sale of Notes in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes were made only by means of an offering memorandum. This press release is neither an offer to purchase nor a solicitation of an offer to sell the 2021 Notes or any other securities, and there shall not be any offer to purchase, solicitation of an offer to sell or purchase 2021 Notes in any jurisdiction in which such an offer, solicitation or purchase is unlawful. The tender offer and consent solicitation are being made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

Huntington Ingalls Industries

4101 Washington Ave.  ●  Newport News, VA 23607

www.huntingtoningalls.com/media

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of manufacturing, engineering and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs approximately 37,000 people operating both domestically and internationally. For more information, visit: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include the failure to consummate the tender offer and consent solicitation; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries

4101 Washington Ave.  ●  Newport News, VA 23607

www.huntingtoningalls.com/media